Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Richmond, Va., January 22, 2026 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $109.0 million and both basic and diluted earnings per common share of $0.77, for the fourth quarter of 2025 and adjusted operating earnings available to common shareholders(1) of $138.4 million and adjusted diluted operating earnings per common share(1) of $0.97 for the fourth quarter of 2025.

Net income available to common shareholders was $261.8 million and both basic and diluted earnings per common share were $2.03 for the year ended December 31, 2025. Adjusted operating earnings available to common shareholders(1) were $444.8 million and adjusted diluted operating earnings per common share(1) were $3.44 for the year ended December 31, 2025.

“Atlantic Union had a strong fourth quarter, reflecting disciplined execution and a successful integration of the Sandy Spring Bancorp, Inc. acquisition,” said John C. Asbury, president and chief executive officer of Atlantic Union. “We believe that the adjusted operating results for the quarter showcase the organization’s earnings capacity. While merger-related charges continued to affect this quarter’s results, the underlying operating performance supports our continued confidence in achieving the strategic goals associated with the Sandy Spring acquisition—namely, the targets for adjusted operating return on assets, return on tangible common equity, and efficiency ratio.

“Atlantic Union is a story of transformation from a Virginia community bank to the largest regional bank headquartered in the lower Mid-Atlantic, with operations in Virginia, Maryland, and a growing presence in North Carolina. Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth and building long-term value for our shareholders.”

NET INTEREST INCOME

For the fourth quarter of 2025, net interest income was $330.2 million, an increase of $11.0 million from $319.2 million in the third quarter of 2025. Net interest income - fully taxable equivalent (“FTE”)(1) was $334.8 million in the fourth quarter of 2025, an increase of $11.2 million from $323.6 million in the third quarter of 2025. The increases from the prior quarter in both net interest income and net interest income (FTE)(1) are due primarily to a decrease in interest expense resulting from lower deposit costs, reflecting the impact of the Federal Reserve lowering the Federal Funds rates by 75 basis points from September 2025 through December 2025, as well as increases in investment income and income on loans held for investment (“LHFI”), primarily driven by increases in accretion income due to the acquisition of Sandy Spring Bancorp, Inc. (the “Sandy Spring acquisition”) and loan fees. These increases were partially offset by a decrease in other earning asset interest income, primarily driven by lower average cash and cash equivalent balances in the fourth quarter.

For the fourth quarter of 2025, the Company’s net interest margin and net interest margin (FTE)(1) increased 13 basis points from the prior quarter to 3.90% and 3.96%, respectively, primarily due to lower cost of funds, partially offset by a decrease in earning asset yields. Cost of funds decreased 14 basis points from the prior quarter to 2.03% for the fourth quarter of 2025, primarily due to lower deposit costs. Earning asset yields for the fourth quarter of 2025 decreased 1 basis point to 5.99%, compared to the third quarter of 2025, due primarily to lower investment and other earning asset yields, partially offset by higher loan yields.

The Company’s net interest margin (FTE)(1) includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $45.9 million for the quarter ended December 31, 2025 compared to $41.9 million for the quarter ended September 30, 2025. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Accretion	Amortization	Total
For the quarter ended September 30, 2025	$43,949	$1,237	$(3,266)	$41,920
For the quarter ended December 31, 2025	48,363	762	(3,178)	45,947

ASSET QUALITY

Overview

At December 31, 2025, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.42%, a decrease of 7 basis points from the prior quarter and included nonaccrual loans of $115.1 million. The decrease in NPAs as a percentage of LHFI was primarily due to lower levels of new nonperforming loans during the quarter as compared to the third quarter of 2025, and continued progress resolving existing NPAs during the quarter. Accruing past due loans as a percentage of total LHFI totaled 41 basis points at December 31, 2025, an increase of 14 basis points from September 30, 2025, and an increase of 10 basis points from December 31, 2024. Net charge-offs were 0.01% of total average LHFI (annualized) for the fourth quarter of 2025, a decrease of 55 basis points compared to September 30, 2025 and a decrease of 2 basis points compared to December 31, 2024. The allowance for credit losses (“ACL”) totaled $321.3 million at December 31, 2025, a $1.3 million increase from the prior quarter.

Nonperforming Assets

The following table shows a summary of NPA balances at the quarters ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Nonaccrual loans	$115,051	$131,240	$162,615	$69,015	$57,969
Foreclosed properties	1,826	2,001	774	404	404
Total nonperforming assets	$116,877	$133,241	$163,389	$69,419	$58,373

The following table shows the activity in nonaccrual loans for the quarters ended (dollars in thousands):

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Beginning Balance	$131,240	$162,615	$69,015	$57,969	$36,847
Net customer payments and other activity (1)	(21,667)	(17,947)	(4,595)	(898)	(11,491)
Additions (1)	7,816	25,333	98,975	13,197	34,446
Charge-offs	(2,307)	(37,410)	(780)	(1,253)	(1,231)
Loans returning to accruing status	(31)	(77)	—	—	(602)
Transfers to foreclosed property	—	(1,274)	—	—	—
Ending Balance	$115,051	$131,240	$162,615	$69,015	$57,969

(1)	The Company recorded measurement period adjustments in the third and fourth quarters of 2025 related to the fair values of certain loans, which impacted the nonaccrual activity for the quarters ended September 30, 2025 and December 31, 2025. The increase in additions during the quarter ended June 30, 2025 was primarily due to purchase credit deteriorated loans acquired from Sandy Spring Bancorp, Inc. (“Sandy Spring”).

Past Due Loans

At December 31, 2025, past due loans still accruing interest totaled $113.0 million or 0.41% of total LHFI, compared to $74.2 million or 0.27% of total LHFI at September 30, 2025, and $57.7 million or 0.31% of total LHFI at December 31, 2024. The increase in past due loans from the prior quarter were primarily driven by increases within LHFI 30-59 days past due and LHFI 90 days or more past due and still accruing, partially offset by decreases in LHFI 60-89 days past due.

Allowance for Credit Losses

At December 31, 2025, the ACL was $321.3 million, an increase of $1.3 million from the prior quarter, comprised of an allowance for loan and lease losses (“ALLL”) of $295.1 million and a reserve for unfunded commitments (“RUC”) of $26.2 million. This increase in the ACL was primarily driven by loan growth in the fourth quarter of 2025.

The ACL as a percentage of total LHFI was 1.16% at December 31, 2025, compared to 1.17% at September 30, 2025. The ALLL as a percentage of total LHFI was 1.06% at December 31, 2025, compared to 1.07% at September 30, 2025.

Net Charge-offs

Net charge-offs were $0.9 million or 0.01% of total average LHFI on an annualized basis for the fourth quarter of 2025, compared to $38.6 million or 0.56% (annualized) for the third quarter of 2025, and $1.4 million or 0.03% (annualized) for the fourth quarter of 2024. The decrease in net charge-offs as compared to the third quarter of 2025 was due to the charge-off of two individually assessed commercial and industrial loans in the third quarter of 2025 that had been partially reserved for in prior quarters.

Provision for Credit Losses

For the fourth quarter of 2025, the Company recorded a provision for credit losses of $2.2 million, compared to $16.2 million in the prior quarter, and $17.5 million in the fourth quarter of 2024. The provision for credit losses decreased compared to the prior quarter primarily due to a decrease in net charge-offs in the fourth quarter of 2025, as the prior quarter included the charge-off of two individually assessed commercial and industrial loans that had been partially reserved for in prior quarters. The provision for credit losses decreased as compared to the prior year primarily because a $13.1 million specific reserve was recorded in the fourth quarter of 2024 on an impaired commercial and industrial loan.

NONINTEREST INCOME

Noninterest income increased $5.2 million to $57.0 million for the fourth quarter of 2025 from $51.8 million in the prior quarter, primarily driven by a $4.8 million pre-tax loss in the prior quarter related to the final settlement of the sale of approximately $2.0 billion of performing commercial real estate (“CRE”) loans executed at the end of the second quarter of 2025 as part of the Sandy Spring acquisition.

Adjusted operating noninterest income(1), which excludes the pre-tax loss on the CRE loan sale ($4.8 million in the third quarter), pre-tax gain on sale of our equity interest in Cary Street Partners (“CSP”) ($457,000 in the fourth quarter), and pre-tax gains on sale of securities ($2,000 in the fourth quarter and $4,000 in the third quarter), totaled $56.5 million for the fourth quarter of 2025, which was relatively consistent with $56.6 million in the prior quarter. Compared to the prior quarter, service charges on deposit accounts decreased $1.1 million, other operating income decreased $807,000, primarily due to a decrease in equity method investment income, and mortgage banking income decreased $727,000 due to a seasonal decrease in mortgage loan origination volumes, offset by higher loan-related interest rate swap fees of $2.5 million due to an increase in transaction volumes and by increased fiduciary and asset management fees of $1.3 million, primarily due to an increase in estate fees, personal trust income, and investment advisory fees.

NONINTEREST EXPENSE

Noninterest expense increased $4.8 million to $243.2 million for the fourth quarter of 2025 from $238.4 million in the prior quarter, primarily driven by a $3.8 million increase in merger-related costs, primarily related to the core systems conversion and lease termination costs associated with the Sandy Spring acquisition.

Adjusted operating noninterest expense(1), which excludes merger-related costs ($38.6 million in the fourth quarter and $34.8 million in the third quarter) and amortization of intangible assets ($17.7 million in the fourth quarter and $18.1 million in the third quarter) increased $1.4 million to $186.9 million, compared to $185.5 million in the prior quarter. This increase was primarily due to a $2.4 million increase in other expenses, primarily due to an increase in non-credit-related losses on customer transactions, and a $1.7 million increase in marketing and advertising expenses. These increases were partially offset by a $1.4 million decrease in Federal Deposit Insurance Corporation ("FDIC") assessment premiums and other insurance due to a lower assessment in the fourth quarter of 2025 and a $1.2 million decline in furniture and equipment expenses, primarily driven by lower software amortization expense related to the integration of Sandy Spring.

INCOME TAXES

The Company’s effective tax rate for the three months ended December 31, 2025 and 2024 was 21.0% and 19.0%, respectively. The increase in the effective tax rate reflects the impact of the Sandy Spring acquisition, which expanded the Company’s state income tax footprint.

The effective tax rate for the years ended December 31, 2025 and 2024 was 18.8% and 19.5%, respectively. The decrease in the effective tax rate reflects the impact of a $7.7 million income tax benefit related to the Company re-evaluating its state net deferred tax assets as a result of the Sandy Spring acquisition, partially offset by an increase in state tax expense due to the Company’s expanding state income tax footprint.

BALANCE SHEET

At December 31, 2025, total assets were $37.6 billion, an increase of $513.0 million or approximately 5.5% (annualized) from September 30, 2025, and an increase of $13.0 billion or approximately 52.9% from December 31, 2024. Total assets increased from the prior quarter primarily due to increases in LHFI and cash and cash equivalents. The increase in total assets from the same period in the prior year was primarily driven by the Sandy Spring acquisition.

Preliminary goodwill associated with the Sandy Spring acquisition totaled $519.2 million at December 31, 2025, which was calculated based on the preliminary fair values of the assets acquired and liabilities assumed as of the acquisition date, inclusive of subsequent measurement period adjustments, and is subject to change if the Company obtains additional information and evidence within the one-year measurement period. The Company recorded measurement period adjustments in the third and fourth quarters of 2025 related to the Sandy Spring acquisition, primarily related to other liabilities, fair values of certain loans, and other assets, which resulted in a $22.4 million increase in preliminary goodwill associated with the Sandy Spring acquisition compared to April 1, 2025.

At December 31, 2025, LHFI totaled $27.8 billion, an increase of $435.0 million or 6.3% (annualized) from September 30, 2025, and an increase of $9.3 billion or 50.5% from December 31, 2024. LHFI increased from the prior quarter primarily due to increases in the non-owner occupied commercial real estate, commercial and industrial, and multifamily real estate loan portfolios, partially offset by decreases in the construction and land development loan portfolio. The increase from the same period in the prior year was primarily due to the Sandy Spring acquisition, as well as organic loan growth.

At December 31, 2025, total investments were $5.3 billion, a decrease of $41.9 million or 3.1% (annualized) from September 30, 2025, and an increase of $1.9 billion or 57.3% from December 31, 2024. The decrease compared to the prior quarter was primarily due to principal repayments and maturities of available for sale (“AFS”) securities, and the increase compared to the same period in the prior year was primarily due to the Sandy Spring acquisition. AFS securities totaled $4.2 billion at December 31, 2025, $4.3 billion at September 30, 2025, and $2.4 billion at December 31, 2024. Total net unrealized losses on the AFS securities portfolio were $295.7 million at December 31, 2025, compared to $327.6 million at September 30, 2025, and $402.6 million at December 31, 2024. HTM securities are carried at cost and totaled $884.2 million at December 31, 2025, $883.8 million at September 30, 2025, and $803.9 million at December 31, 2024 and had net unrealized losses of $27.4 million at December 31, 2025, $35.7 million at September 30, 2025, and $44.5 million at December 31, 2024.

At December 31, 2025, total deposits were $30.5 billion, a decrease of $193.7 million or 2.5% (annualized) from the prior quarter. Total deposits at December 31, 2025 increased $10.1 billion or 49.4% from December 31, 2024. The decrease in deposit balances from the prior quarter are due to decreases of $260.0 million in demand deposits, largely driven by typical seasonal patterns, and $14.5 million in interest-bearing customer deposits due to decreases in high-cost non-relationship deposits from the Sandy Spring portfolio, partially offset by an increase of $80.8 million in brokered deposits. The increase from the same period in the prior year is primarily due to the addition of the Sandy Spring acquired deposits.

At December 31, 2025, total borrowings were $1.5 billion, an increase of $637.0 million from September 30, 2025, and an increase of $962.7 million from December 31, 2024. The increase in borrowings from the prior quarter was primarily due to increases in Federal Home Loan Bank (“FHLB”) advances for loan fundings and deposit cash flows, while the increase from the same period in the prior year was primarily due to increases in FHLB advances and additional borrowings in connection with the Sandy Spring acquisition used for general funding and capital purposes.

The following table shows the Company’s capital ratios at the quarters ended:

	12/31/2025	9/30/2025	12/31/2024
Common equity Tier 1 capital ratio (2)	10.10%	9.92%	9.96%
Tier 1 capital ratio (2)	10.64%	10.46%	10.76%
Total capital ratio (2)	13.90%	13.81%	13.61%
Leverage ratio (Tier 1 capital to average assets) (2)	9.10%	8.92%	9.29%
Common equity to total assets	12.88%	12.81%	12.11%
Tangible common equity to tangible assets (1)	7.85%	7.69%	7.21%

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at December 31, 2025 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

During the fourth quarter of 2025, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the third quarter of 2025 and the fourth quarter of 2024. During the fourth quarter of 2025, the Company also declared and paid cash dividends of $0.37 per common share, a $0.03 increase or 8.8% from both the third quarter of 2025 and fourth quarter of 2024.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has branches and ATMs located in Virginia, Maryland, North Carolina and Washington D.C. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

FOURTH QUARTER AND FULL YEAR 2025 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Thursday, January 22, 2026, during which management will review our financial results for the fourth quarter and full year 2025 and provide an update on our recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/gn6f9s2g.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register-conf.media-server.com/register/BIed6373a327fa40d5a345305dcc567554. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended December 31, 2025, we have provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which we use to prepare our financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, our non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. We use the non-GAAP financial measures discussed herein in our analysis of our performance. Management believes that these non-GAAP financial measures provide additional understanding of our ongoing operations, enhance the comparability of our results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in our underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding the acquisition of Sandy Spring, including expectations with regard to the benefits of the Sandy Spring acquisition; statements regarding our expectations with regard to the benefits of the American National acquisition; statements regarding our future ability to recognize the benefits of certain tax assets; statements regarding our business, financial and operating results, including our deposit base and funding; the impact of changes in economic conditions, anticipated changes in the interest rate environment and the related impacts on our net interest margin, changes in economic, fiscal or trade policy and the potential impacts on our business, loan demand and economic conditions in our markets and nationally; management’s beliefs regarding our liquidity, capital resources, asset quality, CRE loan portfolio and our customer relationships; and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “seek to,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	economic conditions, including inflation and recessionary conditions and their related impacts on economic growth and customer and client behavior;
●	U.S. and global trade policies and tensions, including change in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom, and geopolitical instability;
●	volatility in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil, and the effects on the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital;
●	legislative or regulatory changes and requirements, including changes in federal, state or local tax laws and changes impacting the rulemaking, supervision, examination and enforcement priorities of the federal banking agencies;
●	the sufficiency of liquidity and changes in our capital position;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels, U.S. fiscal debt, budget, and tax matters, U.S. government shutdowns, and slowdowns in economic growth;
●	the impact of purchase accounting with respect to the Sandy Spring acquisition, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks;
●	the possibility that the anticipated benefits of our acquisition activity, including our acquisitions of Sandy Spring and American National, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from our acquisitions of Sandy Spring and American National;
●	our ability to identify, recruit and retain key employees;
●	monetary, fiscal and regulatory policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;

●	the quality or composition of our loan or investment portfolios and changes in these portfolios;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;
●	concentrations of loans secured by real estate, particularly CRE;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash consideration;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2024, and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/25	9/30/25	12/31/24	12/31/25	12/31/24
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Results of Operations
Interest and dividend income	$501,842	$503,437	$319,204	$1,821,487	$1,227,535
Interest expense	171,674	184,227	135,956	666,574	528,996
Net interest income	330,168	319,210	183,248	1,154,913	698,539
Provision for credit losses	2,211	16,233	17,496	141,788	50,089
Net interest income after provision for credit losses	327,957	302,977	165,752	1,013,125	648,450
Noninterest income	57,000	51,751	35,227	219,436	118,878
Noninterest expenses	243,243	238,446	129,675	895,570	507,534
Income before income taxes	141,714	116,282	71,304	336,991	259,794
Income tax expense	29,748	24,142	13,519	63,276	50,663
Net income	111,966	92,140	57,785	273,715	209,131
Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Net income available to common shareholders	$108,999	$89,173	$54,818	$261,847	$197,263

Interest earned on earning assets (FTE) (1)	$506,463	$507,856	$322,995	$1,838,648	$1,242,761
Net interest income (FTE) (1)	334,789	323,629	187,039	1,172,074	713,765
Total revenue (FTE) (1)	391,789	375,380	222,266	1,391,510	832,643
Pre-tax pre-provision adjusted operating earnings (7)	182,092	172,128	95,796	610,466	357,234

Key Ratios
Earnings per common share, diluted	$0.77	$0.63	$0.60	$2.03	$2.24
Return on average assets (ROA)	1.19%	0.98%	0.92%	0.80%	0.88%
Return on average equity (ROE)	8.97%	7.51%	7.23%	6.16%	7.04%
Return on average tangible common equity (ROTCE) (2) (3)	17.85%	15.51%	13.77%	12.82%	13.35%
Efficiency ratio	62.83%	64.28%	59.35%	65.16%	62.09%
Efficiency ratio (FTE) (1)	62.09%	63.52%	58.34%	64.36%	60.95%
Net interest margin	3.90%	3.77%	3.26%	3.74%	3.27%
Net interest margin (FTE) (1)	3.96%	3.83%	3.33%	3.80%	3.34%
Yields on earning assets (FTE) (1)	5.99%	6.00%	5.74%	5.95%	5.82%
Cost of interest-bearing liabilities	2.74%	2.93%	3.20%	2.90%	3.29%
Cost of deposits	2.03%	2.18%	2.48%	2.16%	2.48%
Cost of funds	2.03%	2.17%	2.41%	2.15%	2.48%

Operating Measures (4)
Adjusted operating earnings	$141,366	$122,693	$64,364	$456,710	$264,694
Adjusted operating earnings available to common shareholders	138,399	119,726	61,397	444,842	252,826
Adjusted operating earnings per common share, diluted	$0.97	$0.84	$0.67	$3.44	$2.88
Adjusted operating ROA	1.50%	1.30%	1.03%	1.33%	1.11%
Adjusted operating ROE	11.33%	10.00%	8.06%	10.27%	8.91%
Adjusted operating ROTCE (2) (3)	22.12%	20.09%	15.30%	20.41%	16.85%
Adjusted operating efficiency ratio (FTE) (1)(6)	47.77%	48.79%	52.67%	49.68%	53.31%

Per Share Data
Earnings per common share, basic	$0.77	$0.63	$0.61	$2.03	$2.29
Earnings per common share, diluted	0.77	0.63	0.60	2.03	2.24
Cash dividends paid per common share	0.37	0.34	0.34	1.39	1.30
Market value per share	35.30	35.29	37.88	35.30	37.88
Book value per common share(8)	34.14	33.52	33.40	34.14	33.40
Tangible book value per common share (2)(8)	19.69	18.99	18.83	19.69	18.83
Price to earnings ratio, diluted	11.60	14.16	15.90	17.41	16.88
Price to book value per common share ratio (8)	1.03	1.05	1.13	1.03	1.13
Price to tangible book value per common share ratio (2)(8)	1.79	1.86	2.01	1.79	2.01
Unvested shares of restricted stock awards(8)	857,866	885,686	658,001	857,866	658,001
Weighted average common shares outstanding, basic	141,758,460	141,728,909	89,774,079	128,777,445	86,149,978
Weighted average common shares outstanding, diluted	142,118,797	141,986,217	91,533,273	129,161,421	87,909,237
Common shares outstanding at end of period	141,776,886	141,732,071	89,770,231	141,776,886	89,770,231

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/25	9/30/25	12/31/24	12/31/25	12/31/24
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Capital Ratios
Common equity Tier 1 capital ratio (5)	10.10%	9.92%	9.96%	10.10%	9.96%
Tier 1 capital ratio (5)	10.64%	10.46%	10.76%	10.64%	10.76%
Total capital ratio (5)	13.90%	13.81%	13.61%	13.90%	13.61%
Leverage ratio (Tier 1 capital to average assets) (5)	9.10%	8.92%	9.29%	9.10%	9.29%
Common equity to total assets	12.88%	12.81%	12.11%	12.88%	12.11%
Tangible common equity to tangible assets (2)	7.85%	7.69%	7.21%	7.85%	7.21%

Financial Condition
Assets	$37,585,754	$37,072,733	$24,585,323	$37,585,754	$24,585,323
LHFI (net of deferred fees and costs)	27,796,167	27,361,173	18,470,621	27,796,167	18,470,621
Securities	5,268,717	5,310,629	3,348,971	5,268,717	3,348,971
Earning Assets	33,818,712	33,151,873	21,989,690	33,818,712	21,989,690
Goodwill	1,733,287	1,726,386	1,214,053	1,733,287	1,214,053
Amortizable intangibles, net	315,544	333,236	84,563	315,544	84,563
Deposits	30,471,636	30,665,324	20,397,619	30,471,636	20,397,619
Borrowings	1,497,292	860,312	534,578	1,497,292	534,578
Stockholders' equity	5,006,398	4,917,058	3,142,879	5,006,398	3,142,879
Tangible common equity (2)	2,791,210	2,691,079	1,677,906	2,791,210	1,677,906

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,666,381	$2,163,182	$1,731,108	$1,666,381	$1,731,108
Commercial real estate - owner occupied	4,305,796	4,335,919	2,370,119	4,305,796	2,370,119
Commercial real estate - non-owner occupied	7,178,515	6,805,302	4,935,590	7,178,515	4,935,590
Multifamily real estate	2,418,250	2,196,467	1,240,209	2,418,250	1,240,209
Commercial & Industrial	5,229,728	4,956,770	3,864,695	5,229,728	3,864,695
Residential 1-4 Family - Commercial	1,100,157	1,105,067	719,425	1,100,157	719,425
Residential 1-4 Family - Consumer	2,825,259	2,799,669	1,293,817	2,825,259	1,293,817
Residential 1-4 Family - Revolving	1,248,284	1,186,298	756,944	1,248,284	756,944
Auto	183,720	211,900	316,368	183,720	316,368
Consumer	121,488	121,620	104,882	121,488	104,882
Other Commercial	1,518,589	1,478,979	1,137,464	1,518,589	1,137,464
Total LHFI	$27,796,167	$27,361,173	$18,470,621	$27,796,167	$18,470,621

Deposits
Interest checking accounts	$7,193,204	$6,916,702	$5,494,550	$7,193,204	$5,494,550
Money market accounts	6,863,981	6,932,836	4,291,097	6,863,981	4,291,097
Savings accounts	2,747,622	2,882,897	1,025,896	2,747,622	1,025,896
Customer time deposits of more than $250,000	1,737,345	1,773,710	1,202,657	1,737,345	1,202,657
Customer time deposits of $250,000 or less	3,956,571	4,007,070	2,888,476	3,956,571	2,888,476
Time deposits	5,693,916	5,780,780	4,091,133	5,693,916	4,091,133
Total interest-bearing customer deposits	22,498,723	22,513,215	14,902,676	22,498,723	14,902,676
Brokered deposits	1,128,284	1,047,467	1,217,895	1,128,284	1,217,895
Total interest-bearing deposits	$23,627,007	$23,560,682	$16,120,571	$23,627,007	$16,120,571
Demand deposits	6,844,629	7,104,642	4,277,048	6,844,629	4,277,048
Total deposits	$30,471,636	$30,665,324	$20,397,619	$30,471,636	$20,397,619

Averages
Assets	$37,356,117	$37,377,383	$24,971,836	$34,380,986	$23,862,190
LHFI (net of deferred fees and costs)	27,433,274	27,386,338	18,367,657	25,116,692	17,647,589
Loans held for sale	24,387	27,185	12,606	458,267	11,912
Securities	5,269,097	4,955,297	3,442,340	4,589,613	3,394,095
Earning assets	33,555,065	33,563,417	22,373,970	30,876,034	21,347,677
Deposits	30,884,349	31,031,655	20,757,521	28,442,104	19,533,259
Time deposits	6,229,539	6,283,031	4,862,446	5,950,382	4,333,362
Interest-bearing deposits	23,919,801	24,071,758	16,343,745	22,078,128	15,212,033
Borrowings	914,352	868,783	543,061	911,154	862,716
Interest-bearing liabilities	24,834,153	24,940,541	16,886,806	22,989,282	16,074,749
Stockholders' equity	4,950,858	4,866,989	3,177,934	4,446,839	2,971,111
Tangible common equity (2)	2,733,470	2,647,488	1,711,580	2,410,115	1,591,349

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/25	9/30/25	12/31/24	12/31/25	12/31/24
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$293,035	$315,574	$160,685	$178,644	$132,182
Add: Recoveries	3,043	1,847	2,816	7,411	7,194
Less: Charge-offs	3,959	40,440	4,255	49,864	15,956
Add: Initial Allowance - Purchased Credit Deteriorated (PCD) loans	—	—	—	28,265	3,896
Add: Initial Provision - Non-PCD loans	—	—	—	89,538	13,229
Add: Provision for loan losses	2,989	16,054	19,398	41,114	38,099
Ending balance, ALLL	$295,108	$293,035	$178,644	$295,108	$178,644

Beginning balance, Reserve for unfunded commitment (RUC)	$26,951	$26,778	$16,943	$15,041	$16,269
Add: Initial Provision - RUC acquired loans	—	—	—	11,425	1,353
Add: Provision for unfunded commitments	(790)	173	(1,902)	(305)	(2,581)
Ending balance, RUC	$26,161	$26,951	$15,041	$26,161	$15,041
Total ACL	$321,269	$319,986	$193,685	$321,269	$193,685

ACL / total LHFI	1.16%	1.17%	1.05%	1.16%	1.05%
ALLL / total LHFI	1.06%	1.07%	0.97%	1.06%	0.97%
Net charge-offs / total average LHFI (annualized)	0.01%	0.56%	0.03%	0.17%	0.05%
Provision for loan losses/ total average LHFI (annualized)	0.04%	0.23%	0.42%	0.52%	0.29%

Nonperforming Assets
Construction and land development	$4,303	$61,436	$1,313	$4,303	$1,313
Commercial real estate - owner occupied	6,034	6,467	2,915	6,034	2,915
Commercial real estate - non-owner occupied	11,301	13,125	1,167	11,301	1,167
Multifamily real estate	45,369	1,583	132	45,369	132
Commercial & Industrial	10,288	9,193	33,702	10,288	33,702
Residential 1-4 Family - Commercial	6,657	6,615	1,510	6,657	1,510
Residential 1-4 Family - Consumer	23,297	23,623	12,725	23,297	12,725
Residential 1-4 Family - Revolving	5,643	5,444	3,826	5,643	3,826
Auto	572	556	659	572	659
Consumer	12	37	20	12	20
Other Commercial	1,575	3,161	—	1,575	—
Nonaccrual loans	$115,051	$131,240	$57,969	$115,051	$57,969
Foreclosed property	1,826	2,001	404	1,826	404
Total nonperforming assets (NPAs)	$116,877	$133,241	$58,373	$116,877	$58,373
Construction and land development	$1,481	$1,856	$120	$1,481	$120
Commercial real estate - owner occupied	4,788	2,790	1,592	4,788	1,592
Commercial real estate - non-owner occupied	2,099	2,283	6,874	2,099	6,874
Multifamily real estate	6,140	2,088	—	6,140	—
Commercial & Industrial	9,114	1,005	955	9,114	955
Residential 1-4 Family - Commercial	2,379	2,570	949	2,379	949
Residential 1-4 Family - Consumer	5,633	2,955	1,307	5,633	1,307
Residential 1-4 Family - Revolving	3,458	1,816	1,710	3,458	1,710
Auto	404	348	284	404	284
Consumer	55	311	44	55	44
Other Commercial	—	—	308	—	308
LHFI ≥ 90 days and still accruing	$35,551	$18,022	$14,143	$35,551	$14,143
Total NPAs and LHFI ≥ 90 days	$152,428	$151,263	$72,516	$152,428	$72,516
NPAs / total LHFI	0.42%	0.49%	0.32%	0.42%	0.32%
NPAs / total assets	0.31%	0.36%	0.24%	0.31%	0.24%
ALLL / nonaccrual loans	256.50%	223.28%	308.17%	256.50%	308.17%
ALLL/ nonperforming assets	252.49%	219.93%	306.04%	252.49%	306.04%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/25	9/30/25	12/31/24	12/31/25	12/31/24
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Past Due Detail
Construction and land development	$1,455	$1,387	$38	$1,455	$38
Commercial real estate - owner occupied	7,241	5,346	2,080	7,241	2,080
Commercial real estate - non-owner occupied	9,482	4,295	1,381	9,482	1,381
Multifamily real estate	52	3,113	1,366	52	1,366
Commercial & Industrial	8,935	4,902	9,405	8,935	9,405
Residential 1-4 Family - Commercial	2,634	2,843	697	2,634	697
Residential 1-4 Family - Consumer	17,911	1,871	5,928	17,911	5,928
Residential 1-4 Family - Revolving	3,994	3,074	1,824	3,994	1,824
Auto	3,332	2,744	3,615	3,332	3,615
Consumer	444	329	804	444	804
Other Commercial	3,242	—	2,167	3,242	2,167
LHFI 30-59 days past due	$58,722	$29,904	$29,305	$58,722	$29,305
Construction and land development	$94	$5,784	$—	$94	$—
Commercial real estate - owner occupied	3,171	2,217	1,074	3,171	1,074
Commercial real estate - non-owner occupied	1,455	—	—	1,455	—
Multifamily real estate	247	2,553	—	247	—
Commercial & Industrial	3,552	8,397	69	3,552	69
Residential 1-4 Family - Commercial	1,306	803	665	1,306	665
Residential 1-4 Family - Consumer	5,628	3,320	7,390	5,628	7,390
Residential 1-4 Family - Revolving	2,157	2,162	2,110	2,157	2,110
Auto	797	867	456	797	456
Consumer	171	179	486	171	486
Other Commercial	143	—	2,029	143	2,029
LHFI 60-89 days past due	$18,721	$26,282	$14,279	$18,721	$14,279

Past Due and still accruing	$112,994	$74,208	$57,727	$112,994	$57,727
Past Due and still accruing / total LHFI	0.41%	0.27%	0.31%	0.41%	0.31%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$330,168	$319,210	$183,248	$1,154,913	$698,539
FTE adjustment	4,621	4,419	3,791	17,161	15,226
Net interest income (FTE) (non-GAAP)	$334,789	$323,629	$187,039	$1,172,074	$713,765
Noninterest income (GAAP)	57,000	51,751	35,227	219,436	118,878
Total revenue (FTE) (non-GAAP)	$391,789	$375,380	$222,266	$1,391,510	$832,643

Average earning assets	$33,555,065	$33,563,417	$22,373,970	$30,876,034	$21,347,677
Net interest margin	3.90%	3.77%	3.26%	3.74%	3.27%
Net interest margin (FTE)	3.96%	3.83%	3.33%	3.80%	3.34%

Tangible Assets (2)
Ending assets (GAAP)	$37,585,754	$37,072,733	$24,585,323	$37,585,754	$24,585,323
Less: Ending goodwill	1,733,287	1,726,386	1,214,053	1,733,287	1,214,053
Less: Ending amortizable intangibles	315,544	333,236	84,563	315,544	84,563
Ending tangible assets (non-GAAP)	$35,536,923	$35,013,111	$23,286,707	$35,536,923	$23,286,707

Tangible Common Equity (2)
Ending equity (GAAP)	$5,006,398	$4,917,058	$3,142,879	$5,006,398	$3,142,879
Less: Ending goodwill	1,733,287	1,726,386	1,214,053	1,733,287	1,214,053
Less: Ending amortizable intangibles	315,544	333,236	84,563	315,544	84,563
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$2,791,210	$2,691,079	$1,677,906	$2,791,210	$1,677,906

Average equity (GAAP)	$4,950,858	$4,866,989	$3,177,934	$4,446,839	$2,971,111
Less: Average goodwill	1,726,933	1,711,081	1,212,724	1,592,391	1,139,422
Less: Average amortizable intangibles	324,099	342,064	87,274	277,977	73,984
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$2,733,470	$2,647,488	$1,711,580	$2,410,115	$1,591,349

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$108,999	$89,173	$54,818	$261,847	$197,263
Plus: Amortization of intangibles, tax effected	13,977	14,335	4,435	47,138	15,253
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$122,976	$103,508	$59,253	$308,985	$212,516

Return on average tangible common equity (ROTCE)	17.85%	15.51%	13.77%	12.82%	13.35%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/25	9/30/25	12/31/24	12/31/25	12/31/24
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Operating Measures (4)
Net income (GAAP)	$111,966	$92,140	$57,785	$273,715	$209,131
Plus: Merger-related costs, net of tax	29,742	26,856	6,592	124,590	33,476
Plus: FDIC special assessment, net of tax	—	—	—	—	664
Plus: Deferred tax asset write-down	—	—	—	—	4,774
Plus: CECL Day 1 non-PCD loans and RUC provision expense, net of tax	—	—	—	77,742	11,520
Less: Gain (loss) on sale of securities, net of tax	2	3	13	(62)	(5,129)
Less: (Loss) gain on CRE loan sale, net of tax	—	(3,700)	—	8,405	—
Less: Gain on sale of equity interest in CSP, net of tax	340	—	—	10,994	—
Adjusted operating earnings (non-GAAP)	141,366	122,693	64,364	456,710	264,694
Less: Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Adjusted operating earnings available to common shareholders (non-GAAP)	$138,399	$119,726	$61,397	$444,842	$252,826

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$243,243	$238,446	$129,675	$895,570	$507,534
Less: Amortization of intangible assets	17,692	18,145	5,614	59,668	19,307
Less: Merger-related costs	38,626	34,812	7,013	157,278	40,018
Less: FDIC special assessment	—	—	—	—	840
Adjusted operating noninterest expense (non-GAAP)	$186,925	$185,489	$117,048	$678,624	$447,369

Noninterest income (GAAP)	$57,000	$51,751	$35,227	$219,436	$118,878
Less: Gain (loss) on sale of securities	2	4	17	(81)	(6,493)
Less: (Loss) gain on CRE loan sale	—	(4,805)	—	10,915	—
Less: Gain on sale of equity interest in CSP	457	—	—	14,757	—
Adjusted operating noninterest income (non-GAAP)	$56,541	$56,552	$35,210	$193,845	$125,371

Net interest income (FTE) (non-GAAP) (1)	$334,789	$323,629	$187,039	$1,172,074	$713,765
Adjusted operating noninterest income (non-GAAP)	56,541	56,552	35,210	193,845	125,371
Total adjusted revenue (FTE) (non-GAAP) (1)	$391,330	$380,181	$222,249	$1,365,919	$839,136

Efficiency ratio	62.83%	64.28%	59.35%	65.16%	62.09%
Efficiency ratio (FTE) (1)	62.09%	63.52%	58.34%	64.36%	60.95%
Adjusted operating efficiency ratio (FTE) (1)(6)	47.77%	48.79%	52.67%	49.68%	53.31%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$141,366	$122,693	$64,364	$456,710	$264,694

Average assets (GAAP)	$37,356,117	$37,377,383	$24,971,836	$34,380,986	$23,862,190
Return on average assets (ROA) (GAAP)	1.19%	0.98%	0.92%	0.80%	0.88%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.50%	1.30%	1.03%	1.33%	1.11%

Average equity (GAAP)	$4,950,858	$4,866,989	$3,177,934	$4,446,839	$2,971,111
Return on average equity (ROE) (GAAP)	8.97%	7.51%	7.23%	6.16%	7.04%
Adjusted operating return on average equity (ROE) (non-GAAP)	11.33%	10.00%	8.06%	10.27%	8.91%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$138,399	$119,726	$61,397	$444,842	$252,826
Plus: Amortization of intangibles, tax effected	13,977	14,335	4,435	47,138	15,253
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$152,376	$134,061	$65,832	$491,980	$268,079

Average tangible common equity (non-GAAP)	$2,733,470	$2,647,488	$1,711,580	$2,410,115	$1,591,349
Adjusted operating return on average tangible common equity (non-GAAP)	22.12%	20.09%	15.30%	20.41%	16.85%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$111,966	$92,140	$57,785	$273,715	$209,131
Plus: Provision for credit losses	2,211	16,233	17,496	141,788	50,089
Plus: Income tax expense	29,748	24,142	13,519	63,276	50,663
Plus: Merger-related costs	38,626	34,812	7,013	157,278	40,018
Plus: FDIC special assessment	—	—	—	—	840
Less: Gain (loss) on sale of securities	2	4	17	(81)	(6,493)
Less: (Loss) gain on CRE loan sale	—	(4,805)	—	10,915	—
Less: Gain on sale of equity interest in CSP	457	—	—	14,757	—
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$182,092	$172,128	$95,796	$610,466	$357,234
Less: Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$179,125	$169,161	$92,829	$598,598	$345,366

Weighted average common shares outstanding, diluted	142,118,797	141,986,217	91,533,273	129,161,421	87,909,237
Pre-tax pre-provision earnings per common share, diluted	$1.26	$1.19	$1.01	$4.63	$3.93

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Year Ended
	12/31/25	9/30/25	12/31/24	12/31/25	12/31/24
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Mortgage Origination Held for Sale Volume
Refinance Volume	$20,179	$11,296	$7,335	$56,636	$21,492
Purchase Volume	79,089	97,729	42,677	341,743	179,565
Total Mortgage loan originations held for sale	$99,268	$109,025	$50,012	$398,379	$201,057
% of originations held for sale that are refinances	20.3%	10.4%	14.7%	14.2%	10.7%

Wealth
Assets under management	$15,146,318	$14,819,080	$6,798,258	$15,146,318	$6,798,258

Other Data
End of period full-time equivalent employees	3,001	3,100	2,125	3,001	2,125

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)	These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, merger-related costs, FDIC special assessments, deferred tax asset write-down, the CECL Day 1 non-purchased credit deteriorated (“PCD”) loans and RUC provision expense, gain (loss) on sale of securities, (loss) gain on CRE loan sale, and gain on sale of equity interest in CSP. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations. Due to the impact of completing the Sandy Spring acquisition in the second quarter of 2025 and the acquisition of American National Bankshares in the second quarter of 2024, we updated our non-GAAP operating measures beginning in the second quarter of 2025 to exclude the CECL Day 1 non-PCD loans and RUC provision expense. The CECL Day 1 non-PCD loans and RUC provision expense is comprised of the initial provision expense on non-PCD loans, which represents the CECL “double count” of the non-PCD credit mark, and the additional provision for unfunded commitments. The Company does not view the CECL Day 1 non-PCD loans and RUC provision expense as organic costs to run the Company’s business and believes this updated presentation provides investors with additional information to assist in period-to-period and company-to-company comparisons of operating performance, which will aid investors in analyzing the Company’s performance. Prior period non-GAAP operating measures presented in this release have been recast to conform to this updated presentation.
(5)	All ratios at December 31, 2025 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, FDIC special assessments, gain (loss) on sale of securities, (loss) gain on CRE loan sale, and gain on sale of equity interest in CSP. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, FDIC special assessments, gain (loss) on sale of securities, (loss) gain on CRE loan sale, and gain on sale of equity interest in CSP. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(8)	The calculations for the period ended December 31, 2024 exclude the impact of unvested restricted stock awards outstanding as of each period end; however, unvested shares are reflected in subsequent period ratios.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	December 31,	September 30,	December 31,
	2025	2025	2024
ASSETS	(unaudited)	(unaudited)	(audited)
Cash and cash equivalents:
Cash and due from banks	$234,257	$342,490	$196,435
Interest-bearing deposits in other banks	706,014	447,323	153,695
Federal funds sold	26,191	4,852	3,944
Total cash and cash equivalents	966,462	794,665	354,074
Securities available for sale, at fair value	4,194,301	4,267,523	2,442,166
Securities held to maturity, at carrying value	884,216	883,786	803,851
Restricted stock, at cost	190,200	159,320	102,954
Loans held for sale	18,486	24,772	9,420
Loans held for investment, net of deferred fees and costs	27,796,167	27,361,173	18,470,621
Less: allowance for loan and lease losses	295,108	293,035	178,644
Total loans held for investment, net	27,501,059	27,068,138	18,291,977
Premises and equipment, net	166,752	168,315	112,704
Goodwill	1,733,287	1,726,386	1,214,053
Amortizable intangibles, net	315,544	333,236	84,563
Bank owned life insurance	672,890	669,102	493,396
Other assets	942,557	977,490	676,165
Total assets	$37,585,754	$37,072,733	$24,585,323
LIABILITIES
Noninterest-bearing demand deposits	$6,844,629	$7,104,642	$4,277,048
Interest-bearing deposits	23,627,007	23,560,682	16,120,571
Total deposits	30,471,636	30,665,324	20,397,619
Securities sold under agreements to repurchase	75,432	91,630	56,275
Other short-term borrowings	650,000	—	60,000
Long-term borrowings	771,860	768,682	418,303
Other liabilities	610,428	630,039	510,247
Total liabilities	32,579,356	32,155,675	21,442,444
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	188,563	188,504	118,519
Additional paid-in capital	3,888,841	3,882,830	2,280,547
Retained earnings	1,184,908	1,128,659	1,103,326
Accumulated other comprehensive loss	(256,087)	(283,108)	(359,686)
Total stockholders' equity	5,006,398	4,917,058	3,142,879
Total liabilities and stockholders' equity	$37,585,754	$37,072,733	$24,585,323

Common shares issued and outstanding	141,776,886	141,732,071	89,770,231
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares issued and outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except share data)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest and dividend income:
Interest and fees on loans	$443,714	$441,944	$282,116	$1,615,937	$1,093,004
Interest on deposits in other banks	6,134	12,478	5,774	26,117	10,751
Interest and dividends on securities:
Taxable	43,038	40,601	23,179	145,547	91,191
Nontaxable	8,956	8,414	8,135	33,886	32,589
Total interest and dividend income	501,842	503,437	319,204	1,821,487	1,227,535
Interest expense:
Interest on deposits	157,886	170,721	129,311	615,537	483,894
Interest on short-term borrowings	957	626	1,187	6,639	23,236
Interest on long-term borrowings	12,831	12,880	5,458	44,398	21,866
Total interest expense	171,674	184,227	135,956	666,574	528,996
Net interest income	330,168	319,210	183,248	1,154,913	698,539
Provision for credit losses	2,211	16,233	17,496	141,788	50,089
Net interest income after provision for credit losses	327,957	302,977	165,752	1,013,125	648,450
Noninterest income:
Service charges on deposit accounts	11,742	12,838	9,832	46,484	37,279
Other service charges, commissions and fees	1,726	2,325	1,811	8,058	7,511
Interchange fees	3,660	4,089	3,342	14,477	12,134
Fiduciary and asset management fees	19,848	18,595	6,925	62,863	25,528
Mortgage banking income	2,084	2,811	928	8,689	4,202
Gain (loss) on sale of securities	2	4	17	(81)	(6,493)
Bank owned life insurance income	5,040	5,116	3,555	21,020	15,629
Loan-related interest rate swap fees	8,381	5,911	5,082	18,425	9,435
Other operating income	4,517	62	3,735	39,501	13,653
Total noninterest income	57,000	51,751	35,227	219,436	118,878
Noninterest expenses:
Salaries and benefits	108,405	108,319	71,297	402,081	271,164
Occupancy expenses	13,222	13,582	7,964	48,166	30,232
Furniture and equipment expenses	5,331	6,536	3,783	22,124	14,582
Technology and data processing	17,495	17,009	9,383	61,939	37,520
Professional services	8,044	8,774	5,353	29,312	16,804
Marketing and advertising expense	6,786	5,100	3,517	18,827	12,126
FDIC assessment premiums and other insurance	7,392	8,817	5,155	30,053	20,255
Franchise and other taxes	4,874	4,669	3,594	18,875	18,364
Loan-related expenses	2,216	1,933	1,470	6,676	5,513
Amortization of intangible assets	17,692	18,145	5,614	59,668	19,307
Merger-related costs	38,626	34,812	7,013	157,278	40,018
Other expenses	13,160	10,750	5,532	40,571	21,649
Total noninterest expenses	243,243	238,446	129,675	895,570	507,534
Income before income taxes	141,714	116,282	71,304	336,991	259,794
Income tax expense	29,748	24,142	13,519	63,276	50,663
Net Income	$111,966	$92,140	$57,785	$273,715	$209,131
Dividends on preferred stock	2,967	2,967	2,967	11,868	11,868
Net income available to common shareholders	$108,999	$89,173	$54,818	$261,847	$197,263

Basic earnings per common share	$0.77	$0.63	$0.61	$2.03	$2.29
Diluted earnings per common share	$0.77	$0.63	$0.60	$2.03	$2.24

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	December 31, 2025			September 30, 2025
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$3,938,289	$43,038	4.34%	$3,677,164	$40,601	4.38%
Tax-exempt	1,330,808	11,337	3.38%	1,278,133	10,651	3.31%
Total securities	5,269,097	54,375	4.09%	4,955,297	51,252	4.10%
LHFI, net of deferred fees and costs (3)(4)	27,433,274	445,296	6.44%	27,386,338	443,639	6.43%
Other earning assets	852,694	6,792	3.16%	1,221,782	12,965	4.21%
Total earning assets	33,555,065	$506,463	5.99%	33,563,417	$507,856	6.00%
Allowance for loan and lease losses	(295,879)			(320,915)
Total non-earning assets	4,096,931			4,134,881
Total assets	$37,356,117			$37,377,383

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$14,850,122	$88,616	2.37%	$14,899,443	$98,205	2.61%
Regular savings	2,840,140	12,521	1.75%	2,889,284	14,240	1.96%
Time deposits (5)	6,229,539	56,749	3.61%	6,283,031	58,276	3.68%
Total interest-bearing deposits	23,919,801	157,886	2.62%	24,071,758	170,721	2.81%
Other borrowings (6)	914,352	13,788	5.98%	868,783	13,506	6.17%
Total interest-bearing liabilities	$24,834,153	$171,674	2.74%	$24,940,541	$184,227	2.93%

Noninterest-bearing liabilities:
Demand deposits	6,964,548			6,959,897
Other liabilities	606,558			609,956
Total liabilities	32,405,259			32,510,394
Stockholders' equity	4,950,858			4,866,989
Total liabilities and stockholders' equity	$37,356,117			$37,377,383

Net interest income (FTE)		$334,789			$323,629

Interest rate spread			3.25%			3.07%
Cost of funds			2.03%			2.17%
Net interest margin (FTE)			3.96%			3.83%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)	Interest income on loans includes $48.4 million and $43.9 million for the three months ended December 31, 2025 and September 30, 2025, respectively, in accretion of the fair market value adjustments related to acquisitions.
(5)	Interest expense on time deposits includes $762,000 and $1.2 million for the three months ended December 31, 2025 and September 30, 2025, respectively, in accretion of the fair market value adjustments related to acquisitions.
(6)	Interest expense on borrowings includes $3.2 million and $3.3 million for the three months ended December 31, 2025 and September 30, 2025, respectively, in amortization of the fair market value adjustments related to acquisitions.